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                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                   AGREEMENT TO RETAIN COLLATERAL AND CONSENT

         Junum Incorporated, a Delaware corporation ("Debtor") and Palisades Holdings, LLC, a California limited liability corporation ("Palisades") and GHC Capital, Ltd, a California limited partnership ("GCH") enter into this agreement based upon the following facts:

                                    RECITALS

         A. Debtor duly issued a debenture on November 7, 2001 in favor of Palisades in the principal sum of up to $600,000, which was subsequently amended and increased in writing on August 20, 2002 to the principal sum of $750,000. Debtor has drawn $750,000 against the debenture (the "Palisades Debenture") which remains in full force and effect, and no part of that principal has been repaid.

         B. As of November 7, 2001, Debtor duly executed a security agreement (the "Palisades Security Agreement") in favor of Palisades granting it a security interest in all the Debtor's assets to secure repayment of the Debtor's obligations under the Palisades Debenture. The Palisades Security Agreement was duly perfected by the filing of a financing statement with the Delaware Secretary of State on November 15, 2001 as instrument no. 010579363.

         C. Debtor duly issued a debenture on March 4, 2002 in favor of GCH in the principal sum of $200,000, later amended on March 25, 2002 to the principal sum of $560,000 pursuant to a Reimbursement Agreement of even date, and then amended and increased in writing on August 20, 2002 to the principal sum of $653,000. The debenture as amended (the "GCH Debenture") remains in full force and effect, and no part of the principal has been repaid.

         D. As of November 7, 2001, Debtor duly executed a security agreement (the "GCH Security Agreement") in favor of GCH granting it a security interest in all the Debtor's assets to secure repayment of the Debtor's obligations under a Consulting Agreement dated November 15, 2000 and all future extensions of credit, which includes without limitation the GCH Debenture. The GCH Security Agreement was duly perfected by the filing of a financing statement with the Delaware Secretary of State on November 15, 2001 as instrument no. 010579368.

         E. GCH has assigned all its rights under the GCH Debenture and the GCH Security Agreement to Palisades ("Secured Party") and Debtor hereby agrees and consents to this assignment and the right of Secured Party to enforce all Debtor's obligations under the GCH Debenture and GCH Security Agreement.

         F. The Debtor's assets which are the subject of this agreement (the "Collateral") are located in California at 1590 Corporate Drive, Costa Mesa, CA 92626, and at an Exodus Cable and Wireless Company, a division of Cable & Wireless Internet Services Incorporated facility located at Irvine, California and consist of the business and assets formerly held by Junum.Com, Inc and which assets were assigned to Debtor in accordance with minutes, acts and agreements of the Debtor and Junum.Com, Inc. The Secured Party has peacefully taken possession of the Collateral with Debtor's consent. There are no other parties holding a valid voluntary security interest, lien, or other claim to the Collateral.

         G. The Secured Party proposes to retain the Collateral and the Debtor consents to the retention pursuant to the terms of this agreement.

         NOW, THEREFORE, THE PARTIES AGREE as follows:

                                      TERMS

       1 (a). Debtors Agreement and Consent to Assignment. Debtor hereby agrees and consents to the assignment by GCH of all of its rights under the GCH Debenture and the GCH Security Agreement to Palisades ("Secured Party") and the right of Secured Party to enforce all Debtor's obligations under the GCH Debenture and GCH Security Agreement.

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                  (b). Proposed Retention of Collateral. Pursuant to Article 9
California Uniform Commercial Code sections 9-620, 9-621, and 9-622, Secured Party proposes to retain the Collateral in full satisfaction of $240,000 of Debtor's secured obligations under the Palisades Debenture and the GCH Debenture, and the balance of such secured obligations shall be forgiven, subject to the last sentence of this paragraph. The transfer shall be effective as of September 8, 2002. In the event that the transfer is revoked or reversed for any reason, then Secured Party's secured obligations shall remain outstanding and in full force and effect as previously perfected. The Collateral to be retained is described in Exhibits A, B and C annexed hereto and hereby made a part hereof.

         2. (a). Debtor's Consent to Retention. Debtor consents to the foregoing retention and assigns, transfers, and conveys all right, title, and interest in the Collateral to Secured Party in satisfaction of its obligations under the Palisades Debenture and the GCH Debenture. Debtor further agrees that any assets of Junum.Com, Inc. acquired after the date hereof shall be part of the Collateral and shall be delivered to the Secured party as received.

                  (b) Debtor's Waiver. Pursuant to California Commercial Code
Section 9-624, Debtor hereby waives (1) the right to notification of disposition of collateral under Section 9-611 and (2) the right to redeem collateral under
Section 9-623.

         3. Notice of Transfer. A financing statement identifying the Collateral and describing the transfer under this agreement shall be filed immediately with the Secretaries of State for the States of Delaware and California, and notice of the transfer shall be published in a newspaper of general circulation in Orange County.

         4. Insurance. Prior to the date of the transfer, Debtor shall maintain in force all existing policies of insurance pertaining to the Collateral.

         5. Interim Operations. From and after the execution of this Agreement, and until the transfer of the Collateral to Secured party, Debtor shall not transfer any assets, or take any action which would effect any of the Collateral, other than with the prior written approval of Secured Party.

                  After the transfer of the Collateral to the Secured Party, the Debtor shall, to the extent requested by the Secured Party, continue to collect certain Collateral, such as cash and accounts receivable, and remit such collections immediately to the Secured Party. Debtor shall take any and all actions required to safeguard and protect the Collateral, and preserve its maximum value, as is requested from time to time by Secured Party.

         6. Access to Records. Prior to the transfer, Secured Party shall have full access to debtor's books and records concerning the Collateral.

         7. Tax Information. Debtor shall provide Secured Party with all reasonably necessary information and documents for the preparation of any tax returns concerning the Collateral.

         8. No Partnership. Nothing in this Agreement permits either party to control or manage the affairs of the other nor any business or entity owned or controlled by the other, nor shall the Agreement be construed to create any joint venture, partnership, or affiliate relationship between the parties or any business or entity owned or controlled by either party.

         9. Equitable Relief. The parties recognize and acknowledge that because of the nature of the rights granted under this Agreement, it may be difficult to determine a proper amount of damages to compensate either party for the breach of the Agreement. The parties stipulate that in any action to enforce this Agreement, the aggrieved party shall upon proof of the breach be entitled to injunctive and other equitable relief in addition to any remedy at law or under this Agreement.

         10. General Release. (a) As consideration for the Debtor's voluntarily entering into this Agreement, and as consideration of the release set forth below, the Secured Party agrees that the assets retained by the Secured Party shall not include that certain non-performing debt portfolio, acquired by the Debtor in or about December of 2000, in the original balance of approximately $350 Million, and currently carried on the books of the Debtor as having a value of $5,820,000. In addition, the Secured Party shall pay to Debtor, for use solely to repay other creditors of Debtor or Junum.Com, Inc., as determined by the Secured Party, up to $100,000, within 18 months following the transfer of the assets contemplated herein.



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


                  (b) Release. The Debtor, for itself and its past, present and future administrators, affiliates, agents, assigns, attorneys, employees, executors, heirs, insurers, managers, partners, predecessors, representatives, servants, subpartners, successors, transferees, underwriters, clients, customers, shareholders and all persons acting by, through, under or in concert with any of them, and each of them (the "Debtor Parties"), hereby releases and discharges (i) GCH and Palisades, and each of their respective past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, insurers, officers, managers, parents, partners, predecessors, representatives, servants, shareholders, subpartners, subsidiaries, successors, transferees, underwriters, accountants, clients and customers and each of them; and (ii) all persons acting by, through, under or in concert with any of them (all persons and entities set forth in clauses (i) and (ii) hereof being referred to as the "Released Parties"), of and from any and all actions, causes of action (including causes of action for tortuous conduct, fraud, fraudulent inducement or otherwise), claims, costs, damages, debts, demands, expenses, liabilities, losses and obligations of every nature, character and description, known or unknown, suspected or unsuspected, actual or contingent, which the releasing party now owns or holds, or has at any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done on or prior to the date hereof, and/or otherwise arising out of, or which may hereafter be claimed to arise out of, related to or in any way directly or indirectly connected with any event, Debtor's relationship to any of the Released Parties (including as an investor, lender and shareholder), and any of the Released Parties' conduct, acts or omissions with respect to or concerning Debtor or any securities purchased or held by the Released Parties (all such released or discharged items, collectively, "Released Claims").

                  (c) Debtor acknowledges that there is a risk that subsequent to the execution of this Agreement, Debtor will incur or suffer loss, damages or injuries which are in some way caused by or related to the Released Claims, but which are unknown and unanticipated at the time this Agreement is signed, or Debtor will discover that it relied on materially false information, whether provided by any other party or not, in entering into this agreement. Debtor does hereby assume the above-mentioned risk and understand that this Agreement SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED RESULTS OF THE TRANSACTIONS AND OCCURRENCES DESCRIBED ABOVE, AS WELL AS THOSE KNOWN AND ANTICIPATED. Debtor acknowledges in executing the release (the "Release") contained in this Agreement, that Debtor does so with full knowledge of any and all rights and benefits that Debtor might otherwise have had under California Civil Code
Section 1542, and Debtor, upon the advice of counsel, hereby waives and relinquishes any and all such rights and benefits. Each of the Parties acknowledges and agrees that this waiver is an essential and material term hereof, without which this Agreement (including, without limitation, the Release) would not have been entered into. Section 1542 reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

         Debtor certifies that it has read the foregoing recitation of Section 1542 and understands the meaning of such section and such fact is indicated by the signing of such Party's initials hereto:
                           _____________
                           Debtor's
                           Initials

         Debtor further acknowledges that it may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Released Claims. Debtor agrees that the Release shall be and shall remain effective in all respects, notwithstanding any such different or additional facts, or any facts that are intentionally on unintentionally concealed from Debtor by any Released Party. In this regard, and without limitation, Debtor declares that it realizes that it may have damages it presently knows nothing about and that such damages have been released pursuant to the Release. Debtor further declares that it understands that the parties being released would not have agreed to enter into this agreement if the Release did not cover damages and their results which may not yet have manifested themselves or which may be unknown or not anticipated at the present time.


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


                  (d) The Release shall not be deemed an admission by any Released Party of any sort. No right shall inure to any third party (other than the Released Parties) from the obligations, representations and agreements made or reflected herein.

                  (e) The Debtor and all Debtor Parties hereby agree not to commence or maintain any action, arbitration, or other proceeding against any of the Released Parties for any claim released hereunder.

         11. Governing Law, Jurisdiction and Venue. This Agreement shall be construed in all respects in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within California. Each Party hereby agrees that any dispute or controversy arising hereunder shall be resolved in the City of Santa Monica, County of Los Angeles, California by trial without jury. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12. Neutral Interpretation. Each of the parties to this Agreement has been or has had the opportunity to have been represented and advised by the party's own counsel, and have read and understood the terms and provisions of this Agreement. The Agreement has been drafted and modified following the negotiations of the parties and, if applicable, their respective counsel, and neither party has entered into this Agreement through any fraud, duress, or undue influence of any kind. This Agreement shall consequently be construed neutrally and any ambiguity shall be resolved without reference to the drafter. In the event of any disagreement hereunder, this Agreement shall not be construed as having been drafted by either Party.

         13. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be void or unenforceable, the remaining provisions shall continue in force unless to give effect to these provisions would be inconsistent with the intent and purposes of the parties in making this Agreement.

         14. Entire Agreement. This Agreement compromises the entire understanding of the Parties concerning the retention of collateral and the release and other matters contained herein, and may only be modified or amended by an agreement in writing executed by each of the Parties which specifically refers to this Agreement. The rights, duties and obligations of the Parties under this Agreement shall operate independently of any other relationship, contractual or otherwise, between the Parties.

         15. Successors. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives, assigns, affiliates, agents, shareholders, directors, employees and attorneys, past and present, and each of them.

         16. Headings. Paragraph headings are intended for convenience only and do not comprise any part of the agreement of the parties as expressed in this instrument.

         17. No Reliance on Other Representations. Each party warrants that neither has not entered into this Agreement in reliance upon any representation not expressly contained in this Agreement.

         18. Binding Agreement. This Agreement inures to the benefit and binds the successors, assigns, affiliates, employees, agents, heirs, and personal representatives of each party. Where used in this Agreement, the terms "party" and "parties" refer only to Junum Incorporated, Palisades Holdings, LLC, and GCH Capital, Ltd.


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         19. Further Assurances. Each of the Parties agrees to cooperate with the other Party to execute, acknowledge and deliver any and all additional agreements, certificates, instruments, dismissals and documents and to take any and all such further actions, all at no additional cost to the other Party and all as may reasonably be deemed necessary or appropriate by the other Party to effectuate this Agreement.

         20. Authority to Sign. Each person signing this Agreement warrants that he or she has the authority to execute this Agreement on behalf of the entity represented, and is not under any legal, physical, or mental incapacity which would preclude such authority, and does not know of any contract, covenant, rule, or law which would be breached by the execution of this Agreement.

         21. Recitals A through G are incorporated herein by this reference, made a part hereof, and are agreed to be true and correct.


DATED: September 8, 2002

JUNUM INCORPORATED                            PALISADES HOLDINGS, LLC
a Delaware corporation                        a California limited liability
                                              company

By: /s/ Bryan Stokes                          By: /s/ Reid Breitman
    ------------------------------                ------------------------------
    Bryan Stokes, President and Treasurer         Reid Breitman, Managing Member

                                              GCH CAPITAL, LTD.
By: /s/ Larry Reed                            a California limited partnership
    ------------------------------
    Larry Reed, Secretary
                                              By: /s/ Reid Brietman
                                                  ------------------------------
                                                  Reid Breitman, Managing
                                                  Director




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